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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

    We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-51278 on Form S-3/A of Investors Financial Services Corp. of our report dated February 11, 2000, appearing in the Annual Report on Form 10-K of Investors Financial Services Corp. for the year ended December 31, 1999 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP

January 19, 2001
Boston, Massachusetts